Exhibit 99.1

NEWS RELEASE November 7, 2018

Tetra Tech Reports Fourth Quarter and Fiscal 2018 Results

•                  Record annual revenue of $2.96 billion, up 8% Y/Y

•                  Record quarterly cash flow from operations of $109M, up 65% Y/Y

•                  Record backlog of $2.66 billion, up 9% sequentially

•                  Q4-18 EPS $0.51; Record quarterly ongoing EPS $0.75, up 19% Y/Y

Pasadena, California. Tetra Tech, Inc. (NASDAQ: TTEK) today announced results for the fourth quarter and fiscal year ended September 30, 2018.

Fourth Quarter Results

Revenue in the fourth quarter totaled $739 million.  For ongoing(1) operations, revenue totaled $747 million, and revenue, net of subcontractor costs(2) (net revenue), was $564 million, up 3% and 6%, respectively, year-over-year.  Operating income for the fourth quarter was $43 million, and on an ongoing basis totaled $62 million, up 9% year-over-year.  EPS was $0.51 on a GAAP basis; ongoing EPS totaled $0.75, up 19% year-over-year.  Cash generated from operations was a quarterly record at $109.4 million, up 65% year-over-year.  Backlog at the end of the quarter was a record $2.66 billion, up 9% sequentially and 5% year-over-year.

Quarterly Dividend and Share Repurchase Program

On November 5, 2018, Tetra Tech’s Board of Directors declared a quarterly dividend of $0.12 per share payable on December 14, 2018 to stockholders of record as of November 30, 2018.  Additionally, the Board authorized a new program to repurchase up to $200 million of common stock.  This new program is in addition to the $25 million remaining under the previously approved $200 million share repurchase program announced on November 9, 2016.

Fiscal Year Results

Revenue for fiscal 2018 totaled $2.96 billion and net revenue was $2.20 billion, both up 8% compared to the prior year.  Operating income for the fiscal year was $190 million, and on an ongoing basis totaled $216 million, up 13% compared to fiscal 2017.  EPS was $2.42; on an ongoing basis, EPS totaled $2.64, up 24% compared to the previous year.  Cash generated from operations was $176.9 million, up 28% compared to the previous year.

(1)         Measures presented for ongoing operations are non-GAAP financial measures. Refer to Reconciliation of Revenue and Operating Results table for a reconciliation to GAAP.

(2)         Tetra Tech’s revenue includes a significant amount of subcontractor costs and, therefore, the Company believes revenue, net of subcontractor costs, which is a non-GAAP financial measure, provides a valuable perspective on its business results. Refer to Reconciliation of Revenue and Operating Results table for a reconciliation to GAAP.

Comments on Results

Tetra Tech’s Chairman and CEO, Dan Batrack, commented, “Tetra Tech had a strong finish to fiscal 2018 and reported record high annual revenue, operating income, EPS, and backlog.  We continue to see strong broad-based demand for our high-end consulting and engineering services, led by work for U.S. state and local clients, which has increased organically at a double-digit rate for more than two years.  Record orders received in the fourth quarter drove our backlog up 9% from the prior quarter to another all-time high. These results give us confidence in our long-term outlook, which is reflected in our newly announced stock repurchase program and our guidance for another record year in fiscal 2019.”

Business Outlook

The following statements are based on current expectations.  These statements are forward-looking and the actual results could differ materially.  These statements do not include the potential impact of transactions that may be completed or developments that become evident after the date of this release.  The Business Outlook section should be read in conjunction with the information on forward-looking statements at the end of this release.

Tetra Tech expects diluted EPS for the first quarter of fiscal 2019 to range from $0.60 to $0.65.  Net revenue for the first quarter is expected to range from $525 million to $575 million.  For fiscal 2019, Tetra Tech expects diluted EPS to range from $2.75 to $2.95 and net revenue to range from $2.2 billion to $2.4 billion.

Webcast

Investors will have the opportunity to access a live audio-visual webcast and supplemental financial information concerning the fourth quarter and fiscal year 2018 results through a link posted on the Company’s website at tetratech.com on November 8, 2018 at 8:00 a.m. (PT).

Reconciliation of Revenue and Operating Results

$ in thousands (except EPS data)

	Three Months Ended			Fiscal Year Ended
	Sep. 30, 2018	Oct. 1, 2017	% Y/Y	Sep. 30, 2018	Oct.1, 2017	% Y/Y

Revenue	$739,343	$735,188	1%	$2,964,148	$2,753,360	8%
RCM / Claim	7,998	(5,805)		(3,624)	(18,207)
Ongoing revenue	$747,341	$729,383	3%	$2,960,524	$2,735,153	8%

Revenue	$739,343	$735,188	1%	$2,964,148	$2,753,360	8%
Subcontractor costs	(186,601)	(201,161)		(763,414)	(719,350)
Net revenue	552,742	534,027	4%	2,200,734	2,034,010	8%
RCM / Claim	10,927	(920)		7,928	86
Ongoing net revenue	$563,669	$533,107	6%	$2,208,662	$2,034,096	9%

Operating income	$43,285	$54,647	(21)%	$190,086	$183,342	4%
Earn-out expense (gain)	3,643	225		5,753	(6,923)
RCM / Claim	14,898	1,953		17,030	14,712
Non-core divestitures	—	—		3,434	—
Ongoing operating income	$61,826	$56,825	9%	$216,303	$191,131	13%

EPS	$0.51	$0.60	(15)%	$2.42	$2.04	19%
Earn-out expense (gain)	0.05	—		0.08	(0.08)
RCM / Claim	0.19	0.03		0.22	0.17
Non-core divestitures	—	—		0.11	—
Revaluation of deferred tax liabilities	—	—		(0.19)	—
Ongoing EPS	$0.75	$0.63	19%	$2.64	$2.13	24%

About Tetra Tech

Tetra Tech is a leading, global provider of consulting and engineering services.  We are differentiated by Leading with Science® to provide innovative technical solutions to our clients.  We support global commercial and government clients focused on water, environment, infrastructure, resource management, energy, and international development.  With more than 17,000 associates worldwide, Tetra Tech provides clear solutions to complex problems.  For more information about Tetra Tech, please visit tetratech.com, follow us on Twitter (@TetraTech), or like us on Facebook.

CONTACTS:

Jim Wu, Investor Relations
Charlie MacPherson, Media & Public Relations
(626) 470-2844

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  The use of words such as “anticipate,” “expect,” “could,” “may,” “intend,” “plan” and “believe,” among others, generally identify forward-looking statements. These forward-looking statements are based on currently available operating, financial, economic and other information, and are subject to a number of risks and uncertainties.  Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results.  A variety of factors, many of which are beyond our control, could cause actual future results or events to differ materially from those projected in the forward-looking statements in this release, including but not limited to: continuing worldwide political and economic uncertainties; the U.S. Administration’s potential changes to fiscal policies; the cyclicality in demand for our overall services; the fluctuation in demand for oil and gas, and mining services; risks related to international operations; concentration of revenues from U.S. government agencies and potential funding disruptions by these agencies; dependence on winning or renewing U.S. government contracts; the delay or unavailability of public funding on U.S. government contracts; the U.S. government’s right to modify, delay, curtail or terminate contracts at its convenience; compliance with government procurement laws and regulations; credit risks associated with certain clients in certain geographic areas or industries; acquisition strategy and integration risks; goodwill or other intangible asset impairment; the failure to comply with worldwide anti-bribery laws; the failure to comply with domestic and international export laws; the failure to properly manage projects; the loss of key personnel or the inability to attract and retain qualified personnel; the ability of our employees to obtain government granted eligibility; the use of estimates and assumptions in the preparation of financial statements; the ability to maintain adequate workforce utilization; the use of the percentage-of-completion method of accounting; the inability to accurately estimate and control contract costs; the failure to adequately recover on our claims for additional contract costs; the failure to win or renew contracts with private and public sector clients; growth strategy management; backlog cancellation and adjustments; risks relating to cyber security breaches; the failure of partners to perform on joint projects; the failure of subcontractors to satisfy their obligations; requirements to pay liquidated damages based on contract performance; the adoption of new legal requirements; changes in resource management, environmental or infrastructure industry laws, regulations or programs; changes in capital markets and the access to capital; credit agreement covenants; industry competition; liability related to legal proceedings, investigations, and disputes; the availability of third-party insurance coverage; the ability to obtain adequate bonding; employee, agent, or partner misconduct; employee risks related to international travel; safety programs; conflict of interest issues; liabilities relating to reports and opinions; liabilities relating to environmental laws and regulations; force majeure events; protection of intellectual property rights; stock price volatility; the ability to impede a business combination based on Delaware law and charter documents; and other risks and uncertainties as may be described in Tetra Tech’s periodic filings with the Securities and Exchange Commission, including those described in the “Risk Factors” section of Tetra Tech’s Annual Report on Form 10-K for the year ended October 1, 2017, and Tetra Tech’s Quarterly Reports on Form 10-Q for fiscal year 2018, as well as in Tetra Tech’s other filings with the SEC.  Readers should not place undue reliance on forward-looking statements since such information speaks only as of the date of this release. Tetra Tech does not intend to update forward-looking statements and expressly disclaims any obligation to do so.

Non-GAAP Financial Measures

To supplement the financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present certain non-GAAP financial measures within the meaning of Regulation G under the Securities Exchange Act of 1934, as amended. We provide these non-GAAP financial measures because we believe they provide a valuable perspective on our financial results.  However, non-GAAP measures have limitations as analytical tools and should not be considered in isolation and are not in accordance with, or a substitute for, GAAP measures.  In addition, other companies may define non-GAAP measures differently which limits the ability of investors to compare non-GAAP measures of Tetra Tech to those used by our peer companies. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is included in this release.

Tetra Tech, Inc.

Consolidated Balance Sheets

(unaudited - in thousands, except par value)

	September 30, 2018	October 1, 2017

Assets
Current assets:
Cash and cash equivalents	$146,185	$189,975
Accounts receivable - net	837,103	788,767
Prepaid expenses and other current assets	56,003	49,969
Income taxes receivable	3,282	13,312
Total current assets	1,042,573	1,042,023

Property and equipment - net	43,278	56,835
Investments in unconsolidated joint ventures	3,370	2,700
Goodwill	797,820	740,886
Intangible assets - net	16,123	26,688
Deferred tax assets	6,440	1,763
Other long-term assets	38,843	31,850
Total assets	$1,949,447	$1,902,745

Liabilities and Equity
Current liabilities:
Accounts payable	$160,222	$177,638
Accrued compensation	180,153	143,408
Billings in excess of costs on uncompleted contracts	143,270	117,499
Current portion of long-term debt	12,599	15,588
Current contingent earn-out liabilities	13,633	2,024
Other current liabilities	100,409	81,511
Total current liabilities	610,286	537,668

Deferred tax liabilities	27,999	43,781
Long-term debt	264,712	341,283
Long-term contingent earn-out liabilities	21,657	414
Other long-term liabilities	57,693	50,975

Commitments and contingencies

Equity:
Preferred stock - authorized, 2,000 shares of $0.01 par value; no shares issued and outstanding at September 30, 2018 and October 1, 2017	—	—
Common stock - authorized, 150,000 shares of $0.01 par value; issued and outstanding, 55,349 and 55,873 shares at September 30, 2018 and October 1, 2017, respectively	553	559
Additional paid-in capital	148,803	193,835
Accumulated other comprehensive loss	(127,350)	(98,500)
Retained earnings	944,965	832,559
Tetra Tech stockholders’ equity	966,971	928,453
Noncontrolling interests	129	171
Total stockholders’ equity	967,100	928,624
Total liabilities and stockholders’ equity	$1,949,447	$1,902,745

Tetra Tech, Inc.

Consolidated Statements of Income

(unaudited - in thousands, except per share data)

	Three Months Ended		Fiscal Year Ended
	September 30,	October 1,	September 30,	October 1,
	2018	2017	2018	2017

Revenue	$739,343	$735,188	$2,964,148	$2,753,360
Subcontractor costs	(186,601)	(201,161)	(763,414)	(719,350)
Other costs of revenue	(463,448)	(433,003)	(1,816,276)	(1,680,372)
Gross profit	89,294	101,024	384,458	353,638
Selling, general and administrative expenses	(43,867)	(46,152)	(190,120)	(177,219)
Contingent consideration - fair value adjustments	(2,142)	(225)	(4,252)	6,923
Income from operations	43,285	54,647	190,086	183,342
Interest expense	(3,927)	(2,779)	(15,524)	(11,581)
Income before income tax expense	39,358	51,868	174,562	171,761
Income tax expense	(10,545)	(17,381)	(37,605)	(53,844)
Net income	28,813	34,487	136,957	117,917
Net income attributable to noncontrolling interests	(11)	(20)	(74)	(43)
Net income attributable to Tetra Tech	$28,802	$34,467	$136,883	$117,874

Earnings per share attributable to Tetra Tech:
Basic	$0.52	$0.61	$2.46	$2.07
Diluted	$0.51	$0.60	$2.42	$2.04
Weighted-average common shares outstanding:
Basic	55,341	56,338	55,670	56,911
Diluted	56,349	57,326	56,598	57,913
Cash dividends paid per share	$0.12	$0.10	$0.44	$0.38

Tetra Tech, Inc.

Consolidated Statements of Cash Flows

(unaudited - in thousands)

	Fiscal Year Ended
	September 30,	October 1,
	2018	2017

Cash flows from operating activities:
Net Income	$136,957	$117,917

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	38,636	45,756
Equity in income of unconsolidated joint ventures, net of distributions	(568)	(647)
Non-cash stock compensation	19,582	13,450
Deferred income taxes	(16,425)	(9,957)
Provision for doubtful accounts	7,167	2,847
Fair value adjustments to contingent consideration	4,252	(6,923)
Loss (gain) on sale of assets and divested business	1,045	(103)

Changes in operating assets and liabilities, net of effects of business acquisitions and divestitures:
Accounts receivable	(46,273)	(64,781)
Prepaid expenses and other assets	(12,638)	(8,317)
Accounts payable	(16,032)	18,597
Accrued compensation	27,492	13,413
Billings in excess of costs on uncompleted contracts	15,228	28,298
Other liabilities	16,127	2,167
Income taxes receivable/payable	4,661	(13,725)
Cash settled contingent earn-out liability	(2,349)	—
Net cash provided by operating activities	176,862	137,992

Cash flows from investing activities:
Capital expenditures	(9,726)	(9,741)
Payments for business acquisitions, net of cash acquired	(68,256)	(8,039)
Investments in unconsolidated joint ventures	—	(85)
Proceeds from sale of assets and divested business, net	35,348	905
Net cash used in investing activities	(42,634)	(16,960)

Cash flows from financing activities:
Payments on long-term debt	(485,946)	(233,889)
Proceeds from borrowings	401,965	243,553
Payments of contingent earn-out liabilities	(1,412)	(1,319)
Debt pre-payment costs	(1,737)	—
Repurchases of common stock	(75,000)	(100,000)
Net proceeds from issuance of common stock	13,520	18,555
Dividends paid	(24,477)	(21,672)
Net cash used in financing activities	(173,087)	(94,772)

Effect of exchange rate changes on cash	(4,931)	3,256
Net increase (decrease) in cash and cash equivalents	(43,790)	29,516
Cash and cash equivalents at beginning of period	189,975	160,459

Cash and cash equivalents at end of period	$146,185	$189,975

Supplemental information:
Cash paid during the period for:
Interest	$15,570	$11,504
Income taxes, net of refunds received of $2.5 million and $2.1 million	$49,842	$72,578